Exhibit 99.2

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

C B R L   G R O U P,   I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP REPORTS JUNE COMPARABLE SALES

Updates Guidance for Fiscal 2008

LEBANON, Tenn. – July 1, 2008 – CBRL Group, Inc. (“CBRL”) (Nasdaq: CBRL) today reported comparable store sales for its Cracker Barrel Old Country Store® restaurants and gift shops for the four-week period ending Friday, June 27, 2008.  The sales are compared with the four-week period ending June 29, 2007, not the prior-year fiscal period.

•	Comparable store restaurant sales were down 1.2%, including the effects of an approximately 3.8% higher average check that resulted primarily from an average menu price increase of approximately 3.7%.
•	Comparable store retail sales were up 0.2%.
•	Quarter-to-date fourth quarter comparable store restaurant sales were down 0.6%, which included the effects of approximately 3.6% higher average check. Comparable store retail sales increased 1.3%.
•	Year-to-date fiscal 2008 comparable store restaurant sales increased 0.7%, which included the effects of an approximately 3.3% higher average check. Comparable store retail sales were down 0.4%.

Update to Fiscal 2008 Outlook

The Company urges caution in considering its current trends and the outlook disclosed in this press release.  The restaurant industry is highly competitive, and trends and guidance are subject to numerous factors, risks and influences, some of which are discussed in the cautionary language set forth below in this press release and others that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended August 3, 2007 and subsequent Quarterly Reports on Form 10-Q, which can be found on the Securities and Exchange Commission’s website, sec.gov, and the Company’s website, cbrlgroup.com.  The Company disclaims any obligations to update disclosed information on trends or targets.

The Company commented that its outlook for fiscal 2008 reflects many assumptions, the accuracy of which is not yet known.  Based on current trends and estimates, the Company now expects fiscal 2008 income from continuing operations per diluted share to be in the range of $2.77 to $2.87 per share.

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CBRL Reports June Comparable Store Sales and Updates Guidance
July 1, 2008

Total revenue now is expected to increase approximately 1.5% over revenues from continuing operations in fiscal 2007 (which included a 53rd week that generated $46.3 million of sales).  On a 52-week basis, total revenue is expected to increase 3.4%, which includes full-year comparable store restaurant sales up approximately 0.5%, including approximately 3.6% of menu price increases, and full-year comparable store retail sales to be down slightly compared to fiscal 2007.  As a result of this lower projected revenue, the Company also now expects fiscal 2008 operating income margin as a percent of revenues from continuing operations to be approximately 6.4% compared with 7.0% (excluding the effect of a 53rd week) in fiscal 2007.

Commenting on the outlook, Chairman, President and Chief Executive Officer Michael A. Woodhouse said, “While our comparable store restaurant sales were below our expectations, we believe that we performed slightly better than the industry.  We were also encouraged that, despite softer restaurant results and general consumer pessimism, our retail strategies are generating positive sales.  Although our range of guidance represents an increase in diluted earnings per share from continuing operations of between 10% and 14% over fiscal 2007, which included a 53rd week, we will not reach the earnings level that we previously forecast for fiscal 2008 given the continuing negative pressures on consumers.”

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 577 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance.  These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of CBRL Group, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion.  All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,”   “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” ”should,” “projects,” “forecasts,”  or “continue” (or the negative or other derivatives of each of these terms) or similar terminology.  Factors which could materially affect actual results include, but are not limited to:  the effects of actual or perceived negative economic conditions including uncertain consumer confidence, higher costs for energy, consumer debt payments, or weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; the ability of the Company to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; commodity price increases including weather effects on supply and the effects of demand for corn for ethanol production on the costs of animal feed and resulting protein prices; the ability of the Company to sustain or the

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CBRL Reports June Comparable Store Sales and Updates Guidance
July 1, 2008

effects of plans intended to improve operational or marketing execution and performance; workers compensation, group health and utility price changes; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect the Company’s brands and products; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at Company locations on sales and on labor recruiting, cost, and retention; the availability and cost of suitable sites for restaurant development and our ability to identify those sites;  consumer behavior based on negative publicity or concerns over nutritional or safety aspects of the Company’s products or restaurant food in general, including concerns about E. coli bacteria,  “mad cow” disease, and bird flu, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of incurring substantial indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates or capital market conditions affecting the Company’s financing costs or ability to obtain financing; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; the ability of the Company to retain key personnel; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to the Company’s restaurant or retail supply chain; changes in foreign exchange rates affecting the Company’s future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); effectiveness of internal controls over financial reporting and disclosure; and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications.

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